UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 8, 2008

Answers Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street

Suite 1101

New York, NY 10001

(Address of Principal Executive Offices)

646-502-4777

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Lexico First Amendment to Amended and Restated Purchase Agreement

On February 8, 2008, Answers Corporation (the “Company”) and Brian Kariger, as the representative of the Lexico Publishing Group, LLC sellers (“Lexico”) entered into a First Amendment to the Amended and Restated Purchase Agreement (the “Amendment”), amending that certain Amended and Restated Purchase Agreement executed on January 15, 2008 (“Agreement”). A copy of the Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Amendment, $10 million of the purchase price (the “Deferred Amount”) will not be payable by the Company until 30 months following the closing date of the Lexico acquisition. The arrangement concerning the Deferred Amount is in addition to the Company’s right, at its election, to hold back $10 million of the purchase price, in its entirety or in part, for a period of 24 months from the closing date of the Lexico acquisition (the “Holdback”).  The Holdback and the Deferred Amount will accrue interest at the rate of 7% per annum. The Company’s obligation to pay the Holdback, and the Deferred Amount and any accrued interest, to the members of Lexico, will be secured by a security interest in all of the Company’s assets and intellectual property, pursuant to a pledge and security agreement.  This security interest will be subordinated to the security interest granted to the Convertible Note Holder (as defined below), pursuant to a subordination agreement.

Second Amendment to Securities Purchase Agreement

On February 8, 2008, the Company entered into a Second Amendment to the Securities Purchase Agreement (“Second Amendment”) by and among the Company and an institutional investor (the “Convertible Note Holder”) dated as of January 15, 2008, as amended.  A copy of the Second Amendment is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Pursuant to the Second Amendment, the form of senior secured convertible note has been amended to provide that the conversion price can not be adjusted pursuant to certain of the anti-dilution provisions to a certain price (the “Floor Price”) without stockholder approval that may be required pursuant to NASDAQ Marketplace Rule 4350(i).  The Company is not permitted to issue additional securities that would cause the conversion price to be adjusted below the Floor Price notwithstanding the preceding sentence.

The foregoing is a summary description of certain terms of the Amendment and the Second Amendment, and, by its nature, is incomplete. It is qualified in its entirety by the text of the Amendment and the Second Amendment attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the Amendment and the Second Amendment attached hereto.

Item 9.01               Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description
10.1

First Amendment dated February 8, 2008 to the Amended and Restated Purchase Agreement dated as of January 15, 2008 among Answers Corporation, Lexico Publishing Group, LLC, Brian Kariger, as trustee of the Brian Patrick Kariger Charitable Remainder Unitrust Trust dated April 9, 2007, Brian Kariger, as trustee of the Brian Patrick Kariger Revocable Trust dated February 9, 2007, and Daniel Fierro

10.2

Second Amendment dated February 8, 2008 to Securities Purchase Agreement dated January 15, 2008 by and among Answers Corporation and the investors listed on the Schedule of Buyers attached thereto, as amended January 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERS CORPORATION

By:	/s/ Caleb A. Chill
Caleb A. Chill
VP — General Counsel & Corporate Secretary

Dated: February 11, 2008